Exhibit 10.19
CHEVRON CORPORATION
NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION AND DEFERRAL PLAN
Stock Units Agreement
[insert name]
(Please sign below and return this Agreement)
Chevron Corporation has made the following grant to you, subject to the terms of the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “Plan”) and Rules Governing Awards Under the Plan. Both documents are incorporated into this Agreement and copies are available to you on request. By signing this Agreement and accepting this grant, you are agreeing to all the terms and conditions of the Plan and Rules.
1.	Date of Grant:

2.	The number of Stock Units awarded is , subject to adjustment as provided in Section 10 of the Plan.

3.	The Stock Units vest on the last day of the Annual Compensation Cycle to which the Grant relates.
IN WITNESS WHEREOF, Chevron Corporation has caused this Agreement to be executed on its behalf by its duly authorized representative and the Director has executed the same on the day and year indicated below.

Date:	By:

Date:	By:

Director

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